NEWS RELEASE
Contact: Investor Relations
(206) 298-2909

EMERITUS ANNOUNCES OPERATING RESULTS FOR
SECOND QUARTER 2009

SEATTLE, WA, (August 6, 2009) - Emeritus Corporation (NYSE: ESC), a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, today announced its second quarter 2009 results.

Second Quarter 2009 Operating Highlights

•	Same store occupancy increased 120 basis points from the second quarter 2008, and increased 50 basis points sequentially;
•	Total revenues increased 18.5% to $219.1 million from the second quarter 2008;
•	Operating margins improved to 36.4% from 35.8% in the second quarter 2008;
•	Operating income from continuing operations improved by $16.4 million from the second quarter 2008, and
•	Cash flow from operations (CFFO) per share increased 100.0% to $0.34 from the second quarter 2008.

Our net loss for the second quarter was $7.1 million compared to a net loss of $25.2 million in the prior year quarter, an improvement of $18.1 million.

Total revenue for the second quarter of 2009 increased 18.5% to $219.1 million compared to $184.9 million in the prior year quarter.  The average revenue per occupied unit on a total consolidated basis was approximately $3,650 for the second quarter of 2009, compared to $3,382 in the prior year quarter.  Total occupancy increased to 86.6% compared to 86.2% in the first quarter of 2009 and 86.5% in the prior year second quarter.  Month-end occupancy on June 30, 2009 was 88.2%, compared to 87.8% on March 31, 2009.

Same Store total revenue for the second quarter of 2009 increased 4.7% to $189.4 million from $180.8 million in the prior year second quarter.  Same Store average revenue per occupied unit increased approximately 3.4% to $3,512 from $3,398 in the second quarter of 2008. The second quarter 2009 Same Store average occupancy increased to 87.7% compared to 87.2% in the first quarter of 2009 and 86.5% in the prior year second quarter.

Operating income (community revenue less community operating expenses) increased 20.2% to $79.1 million for the second quarter of 2009 from $65.8 million in the prior year second quarter.  The operating margin expanded 60 basis points to 36.4% for the second quarter of 2009 compared to 35.8% in the prior year second quarter.

The weighted average loss per common share outstanding was $(0.18) and $(0.65) for the three months ended June 30, 2009 and 2008, respectively.  CFFO per weighted average common share outstanding was $0.34 and $0.17 for the three months ended June 30, 2009 and 2008, respectively.

Mr. Granger Cobb, President and Co-CEO of Emeritus stated, “We were able to generate solid occupancy momentum as we focus on gaining market share.  Importantly, we achieved this year-over-year growth while increasing our average rate and controlling costs.  The consistent strength of our key operating metrics is further evidence of the need-driven demand for our services and our ability to meet that need in a cost effective manner.”

During the second quarter of 2009, the Company acquired an 85-unit assisted living community formerly managed by the Company.  The total consolidated operating portfolio, excluding discontinued operations, now consists of 265 communities with approximately 22,981 operating units as of June 30, 2009.  The Same Store portfolio consists of 241 of the 265 consolidated communities.

Balance Sheet

As of June 30, 2009, the Company had approximately $41.5 million of cash and cash equivalents, and had no outstanding borrowings under its $25.0 million line of credit.  On June 30, 2009, total assets were $2.1 billion, including $1.7 billion of net investments in properties, total debt was $1.6 billion, including capital lease obligations, and shareholders’ equity was $346.5 million.

The current portion of long-term debt of $43.6 million as of June 30, 2009 includes $34.4 million of debt that matures in 2012 and relates to five communities held for sale.  This debt is classified as current because the related assets are expected to be sold and the debt paid off from the proceeds of the sale within the next year.  The remaining $9.2 million of current portion of debt relates to routine debt amortization over the next 12 months.

Conference Call:

The Company will host a conference call on Thursday, August 6, 2009, at 5:00 P.M. Eastern Time to discuss its financial results for the second quarter ended June 30, 2009.  Hosting the call will be Mr. Daniel Baty, Chairman and Co-Chief Executive Officer, Mr. Granger Cobb, President and Co-Chief Executive Officer, and Mr. Raymond Brandstrom, Chief Financial Officer.

The conference call will be webcast live over the internet from the Company’s web site at www.emeritus.com under the “investors” section.  The conference call can also be accessed by dialing (888) 388-8975, or for international participants (913) 312-1454.  A replay of the conference call will be available after 8:00 P.M. Eastern Time on Thursday, August 6, 2009, until midnight Eastern Time on Thursday, August 13, 2009, and can be accessed by dialing (888) 203-1112, or for international participants (719) 457-0820 and entering the passcode 2647058.

Non-GAAP Financial Measures

Adjusted EBITDA/EBITDAR and Cash From Facility Operations (CFFO) are financial measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP).  We believe these non-GAAP measures are useful in identifying trends in our day-to-day performance because they exclude items that are of little or no significance to operations and provide indicators to management of progress in achieving optimal operating performance.  In addition, these measures are used by many research analysts and investors to evaluate the performance and the value of companies in our industry.  We strongly urge you to review the reconciliation of net loss to Adjusted EBITDA/EBITDAR and CFFO provided below, along with our consolidated balance sheets, statements of operations, and cash flows.  We define Adjusted EBITDA/EBITDAR and CFFO and provide other information about these non-GAAP measures in our annual report on Form 10-K.

The table below shows the reconciliation of net loss to Adjusted EBITDAR for the three and six month periods ended June 30, 2009 and 2008 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net loss	$(7,304)	$(25,234)	$(22,399)	$(51,202)
Provision for income taxes	270	270	540	480
Equity losses (gains) in unconsolidated joint ventures	(560)	(665)	(1,184)	857
Depreciation and amortization	17,960	29,181	39,388	59,816
Amortization of deferred gains	(74)	(502)	(148)	(1,004)
Non-cash stock option compensation expenses	1,116	1,436	2,063	2,818
Interest expense	25,846	22,430	51,479	43,156
Straight-line rent expense	4,954	2,354	9,949	4,792
Above/below market rent amortization	2,457	2,524	4,973	5,048
Development and transaction costs written off	351	-	464	-
Deferred revenues	(57)	660	15	2,256
Change in fair value of interest rate swaps	(752)	(972)	(842)	(135)
Interest income	(189)	(581)	(327)	(1,433)
Discontinued operations	(316)	4,987	727	5,734
Professional and workers' compensation liability	(1,726)	(1,854)	(1,726)	(1,854)
Adjusted EBITDA	41,976	34,034	82,972	69,329
Facility lease expense	22,062	17,435	43,747	34,789
Adjusted EBITDAR	$64,038	$51,469	$126,719	$104,118

The following table shows CFFO for the three and six month periods ended June 30, 2009 and 2008 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net cash provided by operating activities	$12,159	$19,008	$33,349	$39,262
Adjust for changes in operating assets and liabilities	7,613	(4,529)	3,410	(8,676)
Recurring capital expenditures, net	(4,236)	(3,995)	(8,246)	(7,464)
Repayment of capital lease and financing obligations	(2,274)	(3,688)	(4,508)	(9,378)
Cash From Facility Operations	$13,262	$6,796	$24,005	$13,744

CFFO per weighted average common shares outstanding was $0.34 and $0.17 for the three months ended June 30, 2009 and 2008, respectively.

For a more detailed understanding of Emeritus, please refer to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009, or visit the Company’s Internet site at www.emeritus.com to obtain a copy.

ABOUT THE COMPANY

Emeritus Corporation is a national provider of assisted living and Alzheimer’s and related dementia care services to seniors.  Emeritus is one of the largest and most experienced operators of freestanding assisted living communities located throughout the United States.  These communities provide a residential housing alternative for senior citizens who need assistance with the activities of daily living, with an emphasis on personal care services, which provides support to the residents in the aging process.  Emeritus currently operates 309 communities in 36 states representing capacity for approximately 27,200 units and approximately 32,400 residents.  Our common stock is traded on the New York Stock Exchange under the symbol ESC, and our home page can be found on the Internet at www.emeritus.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances, operations, and prospects.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as: the effects of competition and economic conditions on the occupancy levels in our communities; our ability under current market conditions to maintain and increase our resident charges in accordance with our rate enhancement programs without adversely affecting occupancy levels; increases in interest costs as a result of re-financings; our ability to control community operation expenses, including insurance and utility costs, without adversely affecting the level of occupancy and the level of resident charges; our ability to generate cash flow sufficient to service our debt and other fixed payment requirements; our ability to find sources of financing and capital on satisfactory terms to meet our cash requirements to the extent that they are not met by operations, and uncertainties related to professional liability claims.  We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area.  These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

EMERITUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

ASSETS

	June 30, 2009	December 31,
Current Assets:	(unaudited)	2008
Cash and cash equivalents	$41,487	$27,254
Short-term investments	1,794	1,802
Trade accounts receivable, net of allowance of $961 and $549	10,832	11,596
Other receivables	5,183	5,556
Tax, insurance, and maintenance escrows	23,708	21,762
Prepaid workers' compensation	20,375	19,288
Other prepaid expenses and current assets	23,782	23,720
Property held for sale	37,987	13,712
Total current assets	165,148	124,690
Long-term investments	4,979	4,192
Property and equipment, net of accumulated depreciation of $182,179 and $144,441	1,688,262	1,725,558
Restricted deposits	12,790	12,337
Lease acquisition costs, net of accumulated amortization of $1,672 and $1,877	3,827	3,867
Goodwill	74,197	73,704
Other intangible assets, net of accumulated amortization of $22,702 and $76,368	123,082	131,994
Other assets, net	17,550	18,851
Total assets	$2,089,835	$2,095,193

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt	$43,616	$18,267
Current portion of capital lease and financing obligations	10,583	9,172
Trade accounts payable	6,950	7,474
Accrued employee compensation and benefits	34,942	32,778
Accrued interest	7,463	7,012
Accrued real estate taxes	9,537	9,791
Accrued professional and general liability	9,131	10,842
Accrued income taxes	1,857	3,715
Other accrued expenses	12,830	12,284
Deferred revenue	12,478	12,463
Unearned rental income	16,940	16,101
Total current liabilities	166,327	139,899
Long-term debt, less current portion	1,337,928	1,355,149
Capital lease and financing obligations, less current portion	170,944	180,684
Deferred gain on sale of communities	7,732	2,667
Deferred rent	23,971	14,022
Other long-term liabilities	36,391	36,744
Total liabilities	1,743,293	1,729,165
Commitments and contingencies
Shareholders' Equity:
Preferred stock, $.0001 par value. Authorized 20,000,000 shares, none issued	–	–
Common stock, $.0001 par value. Authorized 100,000,000 shares; issued and outstanding
39,158,419 and 39,091,648 shares at June 30, 2009, and December 31, 2008, respectively	4	4
Additional paid-in capital	722,195	719,903
Accumulated other comprehensive income	621	–
Accumulated deficit	(382,462)	(360,506)
Total Emeritus Corporation shareholders' equity	340,358	359,401
Noncontrolling interest–related party	6,184	6,627
Total shareholders' equity	346,542	366,028
Total liabilities and shareholders' equity	$2,089,835	$2,095,193

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Community revenue	$217,631	$183,677	$434,149	$366,287
Management fees	1,453	1,223	2,920	2,382
Total operating revenues	219,084	184,900	437,069	368,669

Expenses:
Community operations (exclusive of depreciation and amortization
and facility lease expense shown separately below)	138,487	117,860	279,915	237,249
General and administrative	15,987	14,731	30,967	29,342
Depreciation and amortization	17,960	29,181	39,388	59,816
Facility lease expense	29,473	22,313	58,669	44,629
Total operating expenses	201,907	184,085	408,939	371,036
Operating income (loss) from continuing operations	17,177	815	28,130	(2,367)

Other income (expense):
Interest income	189	581	327	1,433
Interest expense	(25,846)	(22,430)	(51,479)	(43,156)
Change in fair value of interest rate swaps	752	972	842	135
Equity gains (losses) in unconsolidated joint ventures	560	665	1,184	(857)
Other, net	(182)	(580)	(136)	(176)
Net other expense	(24,527)	(20,792)	(49,262)	(42,621)

Loss from continuing operations before income taxes	(7,350)	(19,977)	(21,132)	(44,988)
Provision for income taxes	(270)	(270)	(540)	(480)
Loss from continuing operations	(7,620)	(20,247)	(21,672)	(45,468)
Income (loss) from discontinued operations	316	(4,987)	(727)	(5,734)
Net loss	(7,304)	(25,234)	(22,399)	(51,202)
Less net loss attributable to the noncontrolling interest	229	–	443	–
Net loss attributable to Emeritus Corporation common shareholders	$(7,075)	$(25,234)	$(21,956)	$(51,202)

Basic and diluted loss per common share attributable to
Emeritus Corporation common shareholders:
Continuing operations	$(0.19)	$(0.52)	$(0.54)	$(1.16)
Discontinued operations	0.01	(0.13)	(0.02)	(0.15)
	$(0.18)	$(0.65)	$(0.56)	$(1.31)

Weighted average common shares outstanding-basic and diluted	39,147	39,059	39,132	39,048

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(22,399)	$(51,202)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation and amortization	39,388	59,816
Amortization of above/below market rents	4,973	5,048
Amortization of deferred gain	(148)	(1,004)
Impairment of long-lived assets and investments	1,132	4,277
Amortization of loan fees	1,527	1,110
Allowance for doubtful receivables	1,676	801
Equity investment (gains) losses and distributions	(1,184)	857
Stock based compensation	2,063	2,818
Change in fair value of interest rate swaps	(842)	(135)
Other	609	1,152
Changes in operating assets and liabilities
Deferred rent	9,949	4,792
Deferred revenue	15	2,256
Change in operating assets and liabilities - other	(3,410)	8,676
Net cash provided by operating activities	33,349	39,262
Cash flows from investing activities:
Acquisition of property and equipment	(16,108)	(557,155)
Community acquisition	(10,579)	(6,935)
Acquisition deposits	-	(2,995)
Sale of property and equipment	2,677	6,754
Lease and contract acquisition costs	(170)	(686)
Payments from affiliates and other managed communities, net	699	175
Distributions from (investment in) unconsolidated joint ventures/other	1,018	(2,974)
Net cash used in investing activities	(22,463)	(563,816)
Cash flows from financing activities:
Proceeds from sale of stock	257	517
Cash escrow for redemption of convertible debentures	-	(10,782)
(Increase) decrease in restricted deposits	(256)	1,708
Debt issuance and other financing costs	(274)	(9,529)
Proceeds from long-term borrowings and financings	10,864	661,544
Repayment of long-term borrowings and financings	(2,736)	(140,031)
Repayment of capital lease and financing obligations	(4,508)	(9,378)
Net cash provided by financing activities	3,347	494,049
Net increase (decrease) in cash and cash equivalents	14,233	(30,505)
Cash and cash equivalents at the beginning of the period	27,254	67,710
Cash and cash equivalents at the end of the period	$41,487	$37,205

EMERITUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30, 2009	March 31, 2009
Revenues:
Community revenue	$217,631	$216,518
Management fees	1,453	1,467
Total operating revenues	219,084	217,985

Expenses:
Community operations (exclusive of depreciation and amortization
and facility lease expense shown separately below)	138,487	141,428
General and administrative	15,987	14,980
Depreciation and amortization	17,960	21,428
Facility lease expense	29,473	29,196
Total operating expenses	201,907	207,032
Operating income from continuing operations	17,177	10,953

Other income (expense):
Interest income	189	138
Interest expense	(25,846)	(25,633)
Change in fair value of interest rate swaps	752	90
Equity earnings (losses) in unconsolidated joint ventures	560	624
Other, net	(182)	46
Net other expense	(24,527)	(24,735)

Loss from continuing operations before income taxes	(7,350)	(13,782)
Provision for income taxes	(270)	(270)
Loss from continuing operations	(7,620)	(14,052)
Income (loss) from discontinued operations	316	(1,043)
Net loss	(7,304)	(15,095)
Less net loss attributable to the non-controlling interest	229	214
Net loss attributable to Emeritus Corporation common shareholders	$(7,075)	$(14,881)

Basic and diluted loss per common share attributable to
Emeritus Corporation common shareholders:
Continuing operations	$(0.19)	$(0.35)
Discontinued operations	0.01	(0.03)
	$(0.18)	$(0.38)

Weighted average common shares outstanding-basic and diluted	39,147	39,117

EMERITUS CORPORATION
CASH LEASE AND INTEREST EXPENSE
Three Months Ended
(unaudited)
(In thousands)

		Projected
	Actual	Range
	June 30, 2009	September 30, 2009
Facility lease expense - GAAP	$29,473	$29,500 - $29,800
Less:
Straight-line rents	(4,954)	(4,900-(5,000)
Above/below market rents	(2,457)	(2,500)-(2,600)
Plus:
Capital lease interest	3,610	3,600 - 3,700
Capital lease principal	2,120	2,100 - 2,200
Facility lease expense - CASH	$27,792	$27,800 - $28,100

Interest expense - GAAP	$25,846	$26,270 - $26,750
Less:
Straight-line interest	(34)	(40)-(50)
Capital lease interest	(3,610)	(3,600)-(3,700)
Capitalized interest	30	20 - 50
Loan fee amortization	(772)	(800)-(900)
Interest expense - CASH	$21,460	$21,850 - $22,150

Depreciation – owned assets	$14,242	$14,330 – 14,400
Depreciation – capital and financing leases	3,224	3,300 – 3,400
Amortization – intangible assets	494	670 - 700
Total depreciation and amortization	$17,960	$18,300 - $18,500